FIRST AMENDMENT TO
                         AGREEMENT AND PLAN OF MERGER

     FIRST AMENDMENT DATED AS OF October 8, 1999 (this "First Amendment") to the Agreement and Plan of Merger dated as of April 9, 1999 (the "Merger Agreement"), by and among Gaylord Entertainment Company, a Delaware corporation ("Gaylord"), Gaylord Television Company, a Delaware corporation ("GTC"), Gaylord Communications, Inc., a Texas corporation ("GCI"), CBS Corporation, a Pennsylvania corporation ("CBS"), CBS Dallas Ventures, Inc., a Delaware corporation ("CBS Dallas Ventures"), and CBS Dallas Media, Inc., a Delaware corporation ("CBS Dallas Media").

                                  WITNESSETH:

     WHEREAS Gaylord, GTC, GCI, CBS, CBS Dallas Ventures and CBS Dallas Media have entered into the Merger Agreement, pursuant to which CBS Dallas Ventures will be merged with and into GCI, with GCI as the surviving corporation, and, as a result, GCI will become a direct wholly owned subsidiary of CBS, and pursuant to which CBS Dallas Media will be merged with and into GTC, with GTC as the surviving corporation, and, as a result, GTC will become a direct wholly owned subsidiary of CBS;

     WHEREAS CBS has entered into a merger agreement dated as of September 6, 1999 (as amended and restated as of October 8, 1999, and as it may be further amended from time to time, the "Viacom Merger Agreement") with Viacom Inc. ("Viacom"), pursuant to which and subject to the terms and conditions thereof, the holders of CBS Common Stock (as defined in the Merger Agreement) will receive, in exchange for shares of CBS Common Stock, shares of Class B Common Stock, par value $ .01 per share, of Viacom (the "Viacom Class B Stock") upon the effective time of the Merger (as defined in the Viacom Merger Agreement, and referred to herein as the "Viacom Merger");

     WHEREAS the parties to the Merger Agreement desire to amend the Merger Agreement to provide, among other things, that the shares to be delivered to Gaylord pursuant to and in accordance with the terms of the Merger Agreement shall be CBS Preferred Stock (as defined below) in lieu of CBS Common Stock, and for the registration under the Securities Act of 1933 (the "Securities Act") of the resale by Gaylord of the shares of CBS Common Stock issuable to Gaylord upon conversion of the shares of CBS Preferred Stock (the "CBS Conversion Shares");

     WHEREAS, immediately prior, and as a condition, to the execution of this First Amendment, CBS and Viacom amended and restated the Viacom Merger Agreement to provide that, upon the closing of the Viacom Merger, outstanding shares of CBS Preferred Stock shall be converted into voting shares of Viacom Preferred Stock (as defined below) that will be convertible into duly registered shares of Viacom Class B Stock;

     WHEREAS the respective Boards of Directors, or duly authorized committees thereof, of Gaylord, CBS, GTC, GCI, CBS Dallas Ventures and CBS Dallas Media have approved, and declared it advisable and in the best interest of their respective companies and stockholders to enter into the Merger Agreement, as amended hereby; and

     WHEREAS capitalized terms used and not defined herein shall have the respective meanings given to such terms in the Merger Agreement.

     NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I

                                  AMENDMENTS

     SECTION 1.1 The first sentence of Section 1.2 of the Merger Agreement is hereby deleted and the following sentence is substituted in lieu thereof:

          Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 9, and subject to any extension permitted by Section
     10.15 or 10.16 and to the satisfaction or (subject to applicable law) waiver of the conditions set forth in Sections 6 and 7, the consummation of the Mergers will take place on October 12, 1999.

     SECTION 1.2 Clause (iii) of Section 1.8 of the Merger Agreement is hereby deleted and the following clause is substituted in lieu thereof:

          (iii) the aggregate of the shares of GCI Stock and GTC Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive the number of duly authorized, validly issued, fully paid and non-assessable shares of Series B Participating Preferred Stock, par value $1.00 per share, of CBS (the "CBS Preferred Stock") determined under Section 1.9 of this Agreement, which shares of CBS Preferred Stock shall have the rights, limitations and preferences set forth in the Statement With Respect to Shares attached hereto as Exhibit A.

     SECTION 1.3 Section 1.9 of the Merger Agreement is hereby deleted and the following section is substituted in lieu thereof:

     Section 1.9    Consideration for Mergers

          As of the Effective Time, CBS shall (i) issue and deliver to Gaylord one or more certificates registered in the name of Gaylord evidencing in the aggregate the number of shares (including fractional shares rounded to the nearest 1/1,000th) of CBS Preferred Stock equal to the quotient of Four Hundred Eighty-Five Million Dollars ($485,000,000) divided by the product of (a) the "Market Price" multiplied by (b) 1,000, and (ii) deliver to Gaylord by wire transfer in immediately available funds to an account designated in writing by Gaylord the sum of Four Million Two Hundred Thousand Dollars ($4,200,000). The "Market Price" means the average of the daily closing prices per share of CBS Common Stock as reported on the NYSE Composite Transactions Tape (as reported by the Wall Street Journal or, if not reported thereby, by another authoritative source mutually selected by Gaylord and CBS) for the fifteen (15) consecutive full NYSE trading days immediately preceding the third full NYSE trading day prior to the date on which the Closing Date shall occur. Gaylord and CBS agree to allocate one percent (1%) and ninety-nine percent (99%) of the consideration received from CBS hereunder to the GCI Stock and the GTC Stock, respectively.

     SECTION 1.4 The following sentence is added to the end of Section 1.10:

          In the event of a sale of the Station by the Limited Partnership or by its successors and assigns (the "Seller"), the Seller shall require that the purchaser of the Station agree to assume, be bound by and perform the remaining unperformed obligations under this Section 1.10.

     SECTION 1.5 CBS, Gaylord, GTC and GCI shall, simultaneously with the execution of this First Amendment, enter into the Amended and Restated Tax Matters Agreement.

     SECTION 1.6. The following Sections are hereby added to Section 2 of the Merger Agreement:

     Section 2.28   Purchase for Own Account

     The shares of CBS Preferred Stock to be acquired by Gaylord pursuant to the Mergers will be acquired for investment for Gaylord's own account, not as a nominee or agent, and not with a view to the resale or public distribution of any part thereof in violation of any requirements of the Securities Act or applicable state securities laws.

     Section 2.29 Restricted Securities

     Gaylord understands and acknowledges that the acquisition by Gaylord of the shares of CBS Preferred Stock pursuant to the Mergers has not been, and neither such shares of CBS Preferred Stock nor, except as provided in Section 5.14, the CBS Conversion Shares will be, registered under the Securities Act, and that such shares of CBS Preferred Stock are, and the CBS Conversion Shares will be, "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, Gaylord must hold such shares of CBS Preferred Stock and the CBS Conversion Shares indefinitely unless  their  resale  is  registered  with  the SEC and  qualified  by  state authorities, or an exemption from such registration and qualification requirements is available.

     Section 2.30 Legend

     Gaylord understands and acknowledges that the certificates evidencing the shares of CBS Preferred Stock to be acquired by Gaylord pursuant to the Mergers, and the CBS Conversion Shares issuable upon conversion of the shares of CBS Preferred Stock, will bear the following legend:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND NO SALE OR DISTRIBUTION OF SUCH SECURITIES MAY BE EFFECTED WITHOUT EITHER AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933.

         Section 2.31  Accredited Investor

         Gaylord is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

         SECTION 1.7 Schedule 2.16 is hereby amended by the addition, or correction, of the items set forth on the Amendment to Schedule 2.16 attached hereto. In addition, the last sentence of Section 2.8 is hereby deleted and the following sentence is substituted in lieu thereof:

          The lease agreements described in items 7, 8 and 10 under the 'Purchase, sale or lease of real property' heading to Schedule 2.16 do not, individually or collectively, materially interfere with the business and operations of the Station as currently conducted.

         SECTION 1.8 Section 3.2 of the Merger Agreement is hereby deleted and the following section is substituted in lieu thereof:

         Section 3.2  CBS Capital Stock to be Issued in this Transaction

          The issuance of the CBS Preferred Stock to Gaylord pursuant to this Agreement, and the CBS Conversion Shares issuable upon conversion of the CBS Preferred Stock, have been duly authorized by all necessary corporate action on the part of CBS. When issued and delivered to Gaylord pursuant to this Agreement, the CBS Preferred Stock shall be duly authorized, validly issued, fully paid, non-assessable, shall have the rights, limitations and preferences set forth on Exhibit A hereto, and shall not be subject to preemptive rights. If and when issued and delivered upon conversion of the CBS Preferred Stock, the CBS Conversion Shares shall be validly issued, fully paid, non-assessable and not subject to preemptive rights.

         SECTION 1.9 Section 3.3 of the Merger Agreement is hereby amended by deleting the last paragraph therein and substituting the following in lieu thereof:

          Except for (i) consents, approvals, licenses, permits, orders, authorizations, registrations, declarations, filings or applications as may be required under, and other applicable requirements of, the Exchange Act, the Securities Act, the Improvements Act and any foreign competition laws, (ii) filings under state securities or "blue sky" laws, (iii) filings with the NYSE, (iv) approvals of and filings with the FCC under the Communications Act, (v) the filing with the Secretary of State of the Commonwealth of  Pennsylvania  of a Statement With Respect to Shares  pursuant to
     Section 1522 of the Pennsylvania Business Corporation Law (the "PBCL"), (vi) the filing of the GCI Articles of Merger with the Secretary of State of the State of Texas, the filing of the GCI Certificate of Merger and the GTC Certificate of Merger with the Secretary of State of the State of Delaware and the filing of appropriate documents with the relevant authorities of other jurisdictions in which the CBS Subsidiaries are qualified to do business and (vii) other consents, approvals, orders, authorizations, registrations, declarations, filings and applications expressly provided for in the Transaction Agreements, no consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to CBS or any subsidiary of CBS in connection with the execution, delivery or performance by CBS and the CBS Subsidiaries of each Transaction Agreement to which any of them is, or is specified to be, a party or the consummation by CBS and the CBS Subsidiaries of the transactions contemplated thereby (except where the failure to obtain such consents, approvals, licenses, permits, orders or authorizations, or to make such registrations, declarations or filings, would not, individually or in the aggregate, have a CBS Material Adverse Effect).

     SECTION 1.10 The last sentence of Section 5.6 of the Merger Agreement is hereby deleted and the following sentence is substituted in lieu thereof:

     CBS shall use its reasonable best efforts to cause the CBS Conversion Shares to be approved for listing on the NYSE, subject to official notice of issuance.

     SECTION 1.11 The following Sections are hereby added to Section 5 of the Merger Agreement:

     Section 5.13   Viacom Merger Agreement; Class Vote; Transfer Restrictions

     (a) CBS hereby represents that Schedule 5.13 attached hereto sets forth a true and correct copy of the Amended and Restated Viacom Merger Agreement dated as of October 8, 1999 (together with any exhibits thereto, as it or they may be further amended from time to time, the "Viacom Merger Agreement") executed by CBS and Viacom, including the form of the Restated Certificate of Incorporation of Viacom (which is Exhibit A-1 thereto and is referred to herein as the "Viacom Certificate") setting forth the rights, limitations and preferences of the Series C Preferred Stock, par value $.01 per share, of Viacom (the "Viacom Preferred Stock"), into which the CBS Preferred Stock shall be converted pursuant to the Merger (as defined in the Viacom Merger Agreement). CBS hereby covenants that (i), as of the effective time of the Merger (as defined in the Viacom Merger Agreement), Section 5 of Article IV of the Viacom Certificate shall be effective in the form attached hereto, (ii) without the prior written consent of Gaylord, which consent shall not be unreasonably withheld, CBS will not enter into any amendment to, or waive any condition to closing of, the Viacom Merger Agreement that would change adversely any of the rights or privileges of the Viacom Preferred Stock or the rights of a holder of the Viacom Preferred Stock to receive shares covered by the Registration Statement (as defined in the Viacom Merger Agreement) in accordance with the terms of the Viacom Merger Agreement as in effect on the date hereof, including, without limitation, any amendment that would change the Preferred Exchange Ratio (as defined in the

Viacom Merger Agreement) and (iii) CBS shall provide a copy of any further amendment to the Viacom Merger Agreement to Gaylord within five (5) days following execution thereof.

     (b) The parties acknowledge that, in certain instances, Section 1924 in conjunction with Section 1914 of the PBCL entitle holders of a class or series of stock of a Pennsylvania corporation to vote separately as a class or series upon the adoption of a plan of merger or consolidation. The parties mutually agree that such a separate class or series vote by holders of shares of CBS Preferred Stock is not required in order for shareholders of CBS to properly adopt the Viacom Merger Agreement under the PBCL. However, in the event it is later determined in CBS' sole discretion that a separate class or series vote by holders of shares of CBS Preferred Stock is or may be required in order for shareholders of CBS to properly adopt the Viacom Merger Agreement, Gaylord hereby covenants and agrees that, at any meeting of CBS shareholders at which holders of CBS Preferred Stock are asked to vote upon the Viacom Merger Agreement, and in any action by written consent of such holders, when voting as a separate class or series, Gaylord shall vote all its shares of CBS Preferred Stock in favor of the adoption of the Viacom Merger Agreement. Gaylord hereby covenants and agrees that, at any meeting of Viacom shareholders at which holders of Viacom Preferred Stock are asked to vote upon increasing the number of authorized shares of preferred stock of Viacom, and in any action by written consent of such holders, when voting as a separate class or series, Gaylord shall vote all its shares of Viacom Preferred Stock in favor of increasing the number of authorized shares of preferred stock of Viacom. Gaylord further covenants and agrees that it shall not enter into any voting agreement or other agreement or understanding with any person or entity with respect to the voting of its shares of Viacom Preferred Stock or grant a proxy or power of attorney with respect to its shares of Viacom Preferred Stock unless the party to whom Gaylord grants such proxy or power of attorney agrees to vote such shares in accordance with Gaylord's covenants in this
Section 5.13(b), and it hereby waives and agrees that it will not exercise any dissenters rights that it may have in connection with the Merger (as defined in the Viacom Merger Agreement) pursuant to Section 1571 of the PBCL. Gaylord hereby covenants and agrees that it shall not transfer record or beneficial ownership of any of the shares of CBS Preferred Stock unless the transferee unconditionally agrees in writing to be bound by the terms and conditions of this Section 5.13.

     (c) Gaylord, by this Agreement, hereby irrevocably constitutes and appoints CBS, with full power of substitution, as Gaylord's true and lawful attorney and proxy, for and in its name, place and stead, to vote each of the shares of CBS Preferred Stock held by Gaylord as Gaylord's proxy to vote, in any separate class or series vote by holders of shares of CBS Preferred Stock, in favor of the adoption of the Viacom Merger Agreement and any other proposal necessary to consummate the transactions contemplated by the Viacom Merger Agreement in effect on the date hereof at any meeting or action by written consent of CBS shareholders at which holders of CBS Preferred Stock are voting as a separate class or series, or any adjournment or postponement thereof, held to consider such adoption, provided that the grant of the aforesaid proxy by Gaylord shall be expressly conditioned upon (i) Section 5 of Article IV of the Viacom Certificate remaining in the form attached hereto and (ii) CBS not having breached either of the covenants set forth in clauses (i) and (ii) of the second sentence of Section 5.13(a). THIS PROXY AND POWER OF ATTORNEY IS IRREVOCABLE AND COUPLED WITH AN INTEREST. Gaylord hereby acknowledges that it has reviewed a copy of the Viacom Merger Agreement, as in effect on the date hereof.

     Section 5.14 Registration Statement

          (a) CBS shall prepare and, prior to the Closing, shall file with the SEC a registration statement on Form S-3 (including any amendments thereto, the "Registration Statement") with respect to the CBS Conversion Shares. The Registration Statement shall provide for the offer and sale of the CBS Conversion Shares on a delayed or continuous basis. CBS shall use its best efforts to cause the Registration Statement to become effective as soon as reasonably practicable after the Effective Time and remain effective until the earliest to occur of (i) two years after the Effective Time, (ii) such time as all shares covered by the Registration Statement have been sold and (iii) the effective time of the Merger (as defined in the Viacom Merger Agreement).

          (b) CBS shall pay all costs, expenses and fees related to the Registration Statement, including all registration and filing fees, printing expenses, fees and disbursements of CBS's counsel and its independent certified accountants, blue sky fees and expenses, and fees and disbursements of Gaylord's counsel and, if CBS requests Gaylord to effect an underwritten public offering of any of the shares covered by the Registration Statement, all road show and other marketing expenses incurred by CBS or any underwriters which are not otherwise paid by such underwriters. Gaylord shall pay any selling expenses, including, if applicable, all underwriting discounts and selling commissions, and, if Gaylord elects to effect an underwritten public offering of any of the shares covered by the Registration Statement, all road show and other marketing expenses incurred by CBS or any underwriters which are not otherwise paid by such underwriters.

          (c) Gaylord shall promptly upon request furnish to CBS or its counsel such information concerning Gaylord as may be required for inclusion in the Registration Statement or the prospectus (including any supplements thereto, the "Prospectus") that forms a part of the Registration Statement, including information concerning Gaylord's beneficial ownership of CBS Common Stock and Gaylord's intended plan of distribution for the shares covered by the Registration Statement.

          (a) CBS shall furnish to Gaylord, prior to the filing thereof, a copy of the Registration Statement, each amendment thereof and each amendment or supplement, if any, to the Prospectus and shall use its best efforts to reflect in each such document, when so filed, such comments as Gaylord reasonably and timely may propose. In connection with the Registration Statement, CBS shall, as expeditiously as possible:

               (i) prepare and file with the SEC such amendments of and supplements to the Registration Statement and the Prospectus as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the shares covered by the Registration Statement;

               (ii) furnish such number of Prospectuses and other documents incident thereto, including any supplements thereto, as Gaylord from time to time may reasonably request in order to facilitate the disposition of the shares covered by the Registration Statement;

               (iii) at any time when the Prospectus is required to be delivered under the Securities Act, notify Gaylord of the happening of any event as a result of which the Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading, and prepare and furnish to Gaylord a reasonable number of copies of a supplement to or an amendment of the Prospectus and the Registration Statement as may be necessary so that, as thereafter delivered to the purchasers of the shares, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading;

               (iv) take such action as Gaylord may reasonably request to qualify the shares covered by the Registration Statement for offering and sale under the securities or blue sky laws of such jurisdictions as Gaylord may request and continue such qualifications in effect for so long as the Registration Statement is effective, provided that in connection therewith CBS shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

               (v) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, beginning with the first day of CBS's first full fiscal quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

               (vi) in connection with any underwritten public offering of any of the shares covered by the Registration Statement, (A) enter into an underwriting agreement containing customary underwriting provisions, including mutual indemnity provisions such as those set forth in Section 5.15, and deliver or cause to be delivered such other documents as may be customary so as to effect the offer and sale of the shares covered by the Registration Statement, including "comfort letters" from CBS's independent certified accountants, (B) make available to the underwriters such information and members of management as the underwriters may reasonably request in connection with their due diligence review of the affairs of CBS and (c) participate in "road shows" and other marketing activities as the underwriters may reasonably request; and

               (vii) in connection with other transactions involving broker-dealers that may be deemed to be an "underwriter" within the meaning of
Section 2(11) of the Securities Act, make available to such broker-dealers such information and members of management as they may reasonably request in connection with their due diligence review of the affairs of CBS and participate in "road shows" and other marketing activities as such broker-dealers may reasonably request.

          (e) Gaylord shall not permit any third party involved in a financing transaction with Gaylord (including any such party that may engage in hedging transactions involving CBS Common Stock) to make an offer or sale of CBS Common Stock that purports to be, or is required to be, covered by the Registration Statement, without delivering the Prospectus (as appropriately supplemented) in compliance with the delivery and disclosure requirements applicable to such a transaction.

          (f) CBS, upon written notice to Gaylord, may suspend the use of the Prospectus for a period or periods (each, a "Blackout Period") not to exceed forty (40) trading days in the aggregate in any twelve (12) month period if CBS determines in good faith that such a suspension is necessary to avoid public disclosures (i) which would interfere with or affect in a material adverse manner the negotiation or completion of any acquisitions or divestitures as being contemplated by CBS at the time the right to suspend is exercised or (ii) of pending corporate developments of a nature which, in accordance with applicable federal securities laws, would require public disclosure at the time of the proposed sale, provided that CBS shall use its reasonable best efforts to keep the length of any Blackout Period to the minimal time reasonably practicable under the circumstances and, in any event, no more than ten (10) consecutive trading days.

          (g) Gaylord may transfer or assign any of the rights or benefits granted to it by CBS under this Section 5.14 and under Section 5.15 to a pledgee under a pledge or similar agreement entered into by Gaylord or to any transferee of such a pledgee for which such pledgee has been acting as collateral agent or in a similar capacity, provided that any such pledgee or transferee shall assume the obligations, and be bound by the burdens, of Gaylord under Sections 5.14 and 5.15 as fully as if such person were a party hereto. No purchaser of any of the shares covered by the Registration Statement shall acquire or assume the benefits of any of the rights granted by CBS hereunder.

     Section 5.15 Indemnification and Contribution

          (a) CBS will indemnify Gaylord, each of its officers and directors, and each person controlling Gaylord, within the meaning of Section 15 of the Securities Act, and each broker-dealer deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act, if any, and each person who controls within the meaning of Section 15 of the Securities Act any such broker-dealer, against all claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement or in any Prospectus, or based on any omission (or alleged omission) to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse Gaylord, its officers and directors and each person controlling Gaylord, each such broker-dealer, and each person who controls any such broker-dealer, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage or liability (or action or proceeding in respect thereof), provided, however, that CBS will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) based upon written information furnished to CBS by Gaylord, any such broker-dealer or any person controlling Gaylord or any such broker-dealer and stated to be specifically for use therein; provided further, however, that CBS will not be liable under this
Section 5.15 for any such claim, loss, damage, liability (or action, proceeding or settlement in respect thereof) or expense that arises out of Gaylord's or any other person's failure to send or give a copy of the final Prospectus to the person asserting an untrue statement (or alleged untrue statement) or omission (or alleged omission) at or prior to the written confirmation of the sale of any shares covered by the Registration Statement to such person if such statement or omission was corrected in such final Prospectus and CBS or its counsel has previously furnished copies thereof to Gaylord or such other person in accordance with this Agreement. It is agreed that the indemnity agreement contained in this Section 5.15 shall not apply to amounts paid in settlement of any such loss, claim, damage or liability (or action or proceeding in respect thereof), if such settlement is effected without the consent of CBS (which consent shall not be unreasonably withheld).

          (b) Gaylord will (and will cause any transferee permitted under Section 5.14(g) to) indemnify CBS, each of its directors and officers, and each broker-dealer deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act, if any, and each person who controls CBS or such broker-dealer within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement or in any Prospectus or any omission (or alleged omission) to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse CBS and such directors, officers, broker-dealers, or controlling person for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage or liability (or action or proceeding in respect thereof), provided, however, that Gaylord will not be liable in any such case to the extent that any such expense, claim, loss, damage or liability arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission), based upon written information furnished to Gaylord by CBS or any person controlling CBS and stated to be specifically for use therein. It is agreed that the obligations of Gaylord hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or action or proceeding in respect thereof), if such settlement is effected without the consent of Gaylord (which consent shall not be unreasonably withheld).

          (c) Each party entitled to indemnification under this Section (the "Indemnified Party") shall give notice to the party or parties required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom, and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section, to the extent such failure is not prejudicial to the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party or its counsel may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

          (d) If the indemnification provided for in this Section is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any claim, loss, damage, liability or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such claim, loss, damage, liability or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such claim, loss, damage, liability or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Section 5.16 Procedure for Sale of CBS Conversion Shares

          (a) If, on or prior to the first anniversary of the Effective Time, Gaylord elects to sell any of the CBS Conversion Shares while the Registration Statement is effective, Gaylord shall promptly provide CBS with written notice thereof (a "Notice of Intended Sale") setting forth the number of CBS Conversion Shares proposed to be sold. If CBS determines pursuant to Section 5.14(f) to impose a Blackout Period, it may do so upon written notice (a "Blackout Notice") to Gaylord no later than the close of business (New York City time) on the trading day immediately following the day of delivery of the Notice of Intended Sale, it being understood that the foregoing shall not limit CBS' ability to exercise its rights under Section 5.14(f) prior to the consummation of the proposed sale specified in the Notice of Intended Sale by delivery of a Blackout Notice. If CBS delivers a Blackout Notice, CBS covenants that it shall provide written notice to Gaylord (a "Resumption Notice") no later than the close of business (New York City time) on the trading day immediately following the day on which CBS determines in good faith that Gaylord can resume use of the Prospectus.

          (b) If, on or prior to the first anniversary of the Effective Time,

               (i) a Blackout  Period  continues for more than ten consecutive
(10) trading days (measured beginning on the date of delivery of a Blackout Notice following delivery of a Notice of Intended Sale and ending on, and including, the date of delivery of a Resumption Notice); or

               (ii) if the aggregate number of trading days in any one Blackout Period following delivery of a Notice of Intended Sale or in all Blackout Periods following delivery of related Notices of Intended Sale exceeds forty (40); then

CBS shall promptly pay to Gaylord in cash an amount equal to the total number of CBS Conversion Shares sold multiplied by the excess, if any, of (A) in the case of clause (i), the lower of (1) the closing price per share of CBS Common Stock as reported on the NYSE Composite Transactions

Tape (as reported by the Wall Street Journal or, if not reported thereby, by another authoritative source mutually selected by Gaylord and CBS) on the date of the delivery of the relevant Blackout Notice and (2) the "Market Price" (as defined in Section 1.9 above), and, in the case of clause (ii), the Market Price, over (B) the higher of (1) the closing price per share of CBS Common Stock as reported on the NYSE Composite Transactions Tape (as reported by the Wall Street Journal or, if not reported thereby, by another authoritative source mutually selected by Gaylord and CBS) on the trading day immediately following the last day of the relevant Blackout Period (which, in the case of clause (ii), shall be the first Blackout Period that results in the aggregate number of trading days exceeding forty (40)) and (2) the actual sale price per share of CBS Common Stock received by Gaylord minus the applicable per share selling discount or commission; provided, however, that (I) the aggregate amount of the obligation of CBS under clause (i) of this Section 5.16(b) (but not under clause (ii)), shall not exceed Seven Million Dollars ($7,000,000);
(II) Gaylord shall only be entitled to the payment from CBS under this Section
5.16 as to CBS Conversion Shares sold by Gaylord within one (1) year following receipt of the relevant Resumption Notice (which, in the case of clause (ii), shall be the Resumption Notice delivered at the end of the Blackout Period that results in the aggregate number of trading days exceeding forty (40)); and (iii) Gaylord shall only be entitled to the payment from CBS under this
Section 5.16 as to no more than the number of CBS Conversion Shares specified in the relevant Notice of Intended Sale. Any payments made under clause (i) shall be credited to any payments due under clause (ii). Gaylord acknowledges that the indemnification to which it may be entitled under this Section 5.16(b) is its sole and exclusive remedy if a Blackout Period continues for more than ten (10) consecutive trading days at one time or if the aggregate number of trading days in any one Blackout Period or in all Blackout Periods exceeds forty (40). If CBS Conversion Shares are sold in circumstances that would require the application of this paragraph (b) at more than one price, the formula provided in this paragraph (b) shall be applied independently to each such sale.

     SECTION 1.12 Section 6.5 of the Merger Agreement is hereby deleted and replaced with the following:

     The CBS Conversion Shares shall have been approved for listing on the NYSE, subject to official notice of issuance.

     SECTION 1.13 Section 7.4 of the Merger Agreement is hereby deleted and replaced with the following:

     Section 7.4    Intentionally Omitted

     SECTION 1.14 Section 7.5 of the Merger Agreement is hereby deleted and replaced with the following:

     The CBS Conversion Shares shall have been approved for listing on the NYSE, subject to official notice of issuance.

     SECTION 1.15 Section 7.6 of the Merger Agreement is hereby deleted and replaced with the following:

          The Executive Vice President and Chief Financial Officer or the Executive Vice President and General Counsel of CBS shall have delivered a duly executed certificate reaffirming the accuracy of the matters described in Sections 4.1 and 4.2 of the Amended and Restated Tax Matters Agreement as of the Closing Date.

     SECTION 1.16 The following Sections are hereby added to Section 7 of the Merger Agreement:

          Section 7.10 CBS shall have duly filed a Statement With Respect to Shares in the form of Exhibit A attached hereto as an amendment to its Restated Articles of Incorporation with the Secretary of State of the Commonwealth of Pennsylvania.

          Section 7.11 CBS shall have filed a registration statement on Form S-3 as contemplated by Section 5.14(a).

          Section 7.12 CBS shall have executed and delivered the Amended and Restated Tax Matters Agreement.

     SECTION 1.17 Schedule 5.2(e)(iii) is hereby deleted in its entirety.

     SECTION 1.18 Section 10.4 of the Merger Agreement is hereby deleted and replaced with the following:

          All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered when delivered personally, by messenger, by private courier, or by facsimile transmission, or seventy-two (72) hours after having been sent by registered or certified mail addressed as follows:

     If to CBS, to:

     CBS Corporation
     51 West 52nd Street
     New York, NY 10019
     Attention: Louis J. Briskman, Esq.
     Facsimile No.: 212 597-4031
     with a copy to:

     Cravath, Swaine & Moore
     825 Eighth Avenue
     New York, NY 10019
     Attention: Peter S. Wilson, Esq.
     Facsimile No.: 212-765-0978

     If to Gaylord, to:

     Gaylord Entertainment Company
     One Gaylord Drive
     Nashville, Tennessee 37214
     Attention: Joseph B. Crace
     Facsimile No: 615-316-6570
     with a copy to:

     Sherrard & Roe, PLC
     424 Church Street, Suite 2000
     Nashville, TN 37219
     Attention: Thomas J. Sherrard, Esq.
     Facsimile No.: 615-742-4539
     with a copy to:

     Reed Smith Shaw & McClay
     1301 K Street, N.W.
     East Tower - Suite I 100
     Washington, D.C. 20005
     Attention: Brian A. Johnson, Esq.
     Facsimile No.: 202-414-9299

     or to such other address or facsimile number as such party may indicate by a notice delivered to the other parties hereto.

     SECTION 1.19 The Merger  Agreement is hereby amended to add Exhibit A and
Schedule 5.13 hereto as Exhibit A and Schedule 5.13, respectively, to the Merger Agreement.

     SECTION 1.20 CBS hereby waives Section 6.6 of the Merger Agreement solely with respect to Gaylord's obligations under Section 5.6 of the Merger Agreement regarding the Crescent Real Estate lease. The foregoing waiver shall not apply to any other obligation of Gaylord or the Gaylord Subsidiaries under the Merger Agreement. Gaylord covenants that it shall, as promptly as reasonably practicable, cause the lessor under the Crescent Real Estate lease, or an alternative lessor, to enter into a replacement of the Crescent Real Estate lease on terms not materially more disadvantageous to CBS, GTC, GCI and the Limited Partnership than those contained in the Crescent Real Estate lease.

     SECTION 1.21 The following is hereby added to Section 1.13 of the Merger Agreement as paragraph (f):

          (f) Gaylord hereby represents that it has caused the Limited Partnership to execute the letter agreement dated August 24, 1999 from Paramount Pictures Corporation ("Paramount") to the Station (the "Paramount Letter"). Gaylord hereby assumes the obligations to pay the balance of the total license fee obligation described in the Paramount Letter. In exchange therefor, CBS shall make a payment to Gaylord in the amount of $10,000, as reflected on the estimated balance sheet delivered pursuant to Section 1.13(d). Gaylord and CBS each covenant to use their reasonable efforts to cause Paramount to execute the Paramount Letter as promptly as reasonably practicable. Upon execution  of the  Paramount  Letter by  Paramount,  notwithstanding
     Section 1.13(e), CBS shall have no obligation to pay Gaylord any revenues with respect to the agreement that is the subject of the Paramount Letter. If the parties are unable to cause Paramount to execute the Paramount Letter within sixty (60) days, Gaylord shall pay CBS $10,000, and the agreement that is the subject of the Paramount Letter shall be governed by the provisions of Section 1.13(e). Upon execution of the Paramount Letter by the parties thereto, CBS shall have no obligation under the agreement that is the subject of the Paramount Letter, and Gaylord shall hold CBS harmless from and against any such obligation or other liability under such Agreement.

                                ARTICLE II

                                 GENERAL

     SECTION 2.1 Merger Agreement. Except as amended hereby, the provisions of the Merger Agreement shall remain in full force and effect. References in the Merger Agreement and the other Transaction Agreements shall be references to the Merger Agreement as amended by this First Amendment.

     SECTION 2.2 Governing Law. This First Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without reference to its choice of law rules.

     SECTION 2.3 Execution in Counterparts. This First Amendment may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties and delivered to each of the parties.

     IN WITNESS WHEREOF, Gaylord, GTC, GCI, CBS, CBS Dallas Ventures and CBS Dallas Media have caused this First Amendment to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                      GAYLORD ENTERTAINMENT COMPANY

                                      By:   /s/ Joseph B. Crace
                                            ---------------------------
                                            Name: Joseph B. Crace
                                            Title:


                                      GAYLORD TELEVISION COMPANY

                                       By:  /s/ Joseph B. Crace
                                            ---------------------------
                                            Name: Joseph B. Crace
                                            Title:


                                      GAYLORD COMMUNICATIONS, INC.

                                      By:   /s/ Joseph B. Crace
                                            ---------------------------
                                            Name: Joseph B. Crace
                                            Title:


                                      CBS CORPORATION

                                      By:   /s/ Fredric G. Reynolds
                                            ---------------------------
                                            Name: Fredric G. Reynolds
                                            Title:


                                      CBS DALLAS VENTURES, INC.

                                      By:   /s/ Fredric G. Reynolds
                                            ---------------------------
                                            Name: Fredric G. Reynolds
                                            Title:


                                      CBS DALLAS MEDIA, INC.

                                      By:   /s/ Fredric G. Reynolds
                                            ---------------------------
                                            Name: Fredric G. Reynolds
                                            Title:

     The Limited Partnership joins in the execution of this First Amendment and agrees to be bound hereby and specifically acknowledges the terms of, and agrees to be bound by, the terms of Section 1.10 of the Agreement, as amended by this First Amendment.

GAYLORD BROADCASTING COMPANY, L.P.

By:  Gaylord Communications, Inc., its general partner


     By:
         /s/ Joseph B. Crace
         ------------------------

     Its:
         ------------------------

                        Amendment to Schedule 2.16

                                 (omitted)

                                  EXHIBIT A

                                CBS CORPORATION

                     RESOLUTION ESTABLISHING THE SERIES B
                        PARTICIPATING PREFERRED STOCK(1)

          RESOLVED, that a series of Preferred Stock of the Company, the Series B Participating Preferred Stock, is hereby created out of the authorized but unissued shares of Preferred Stock of the Company undesignated as to series, with the terms and provisions herein set forth, which terms and provisions shall be made a part of the Company's Restated Articles of Incorporation as Article FIFTH (F) thereof:

          F. 1. DESIGNATION AND AMOUNT. The shares of this series shall be designated as "Series B Participating Preferred Stock" (the "Series B Preferred Stock"). The par value of each share of Series B Preferred Stock shall be $1.00. The number of shares constituting the Series B Preferred Stock shall initially be 10,150. The Company is authorized to issue fractional shares of Series B Preferred Stock to 1/1000th of a share in accordance with the terms herein. All references herein to shares of Series B Preferred Stock shall be deemed to include, if applicable, references to such fractional shares.

          2. DIVIDENDS AND DISTRIBUTIONS.

          (a) Subject to the provisions for adjustment hereinafter set forth, the holders of outstanding shares of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, a cash dividend in an amount per share (rounded to the nearest cent) equal to 1000 times the aggregate per share amount of each cash dividend declared or paid on the Common Stock, $1.00 par value per share, of the Company (the "Common Stock"). In addition, in the event the Company shall, at any time after the issuance of any share or fraction of a share of Series B Preferred Stock, pay any dividend or make any distribution on the shares of Common Stock of the Company, whether by way of a dividend or a reclassification of stock, a recapitalization, reorganization or partial liquidation of the Company or otherwise, which is payable in cash or any debt security, debt instrument, real or personal property or any other property (other than (x) cash dividends subject to the


 --------------------
     1 To be attached to Statement With Respect To Shares.

immediately preceding sentence, (y) a distribution of shares of Common Stock or other capital stock of the Company subject to paragraph 8(a) below or (z) a distribution of rights or warrants to acquire any such shares subject to paragraph 8(b) or (c) below, including as such a right any debt security convertible into or exchangeable for any such shares, at a price less than the Fair Market Value (as hereinafter defined) of such shares on the date of issuance of such rights or warrants), then, and in each such event, the Company shall simultaneously pay on each then outstanding share of Series B Preferred Stock a distribution, in like kind, of 1000 times such distribution paid on a share of Common Stock (subject to the provisions for adjustment hereinafter set forth). The dividends and distributions on the Series B Preferred Stock to which holders thereof are entitled pursuant to the first and second sentences of this paragraph 2(a) are hereinafter referred to as "Dividends" and the multiple of such cash and non-cash dividends and distributions on the Common Stock applicable to the determination of the Dividends, which shall be 1000 initially but shall be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Dividend Multiple." In the event the Company shall, at any time after the issuance of any share or fraction of a share of Series B Preferred Stock, declare or pay any dividend or make any distribution on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Dividend Multiple thereafter applicable to the determination of the amount of Dividends which holders of shares of Series B Preferred Stock shall be entitled to receive shall be the Dividend Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (b) The Company shall declare each Dividend at the same time it declares any cash or non-cash dividend or distribution on the Common Stock in respect of which a Dividend is required to be paid. No cash or non-cash dividend or distribution on the Common Stock in respect of which a Dividend is required to be paid shall be paid or set aside for payment on the Common Stock unless a Dividend in respect of such dividend or distribution on the Common Stock shall be simultaneously paid, or set aside for payment, on the Series B Preferred Stock.

          (c) All Dividends paid with respect to shares of the Series B Preferred Stock shall be paid pro rata on a share-by-share basis to the holders entitled thereto.

                   (d) The holders of shares of Series B Preferred Stock shall not be entitled to receive any dividends or distributions except as provided herein.

          3. VOTING RIGHTS. The holders of record of outstanding shares of Series B Preferred Stock shall have the following voting rights:

          (a) Subject to the provisions for adjustment hereinafter set forth, each share of Series B Preferred Stock shall entitle the holder thereof to 1000 votes on all matters submitted to a vote of the holders of the Common Stock. The number of votes which a holder of a share of Series B Preferred Stock is entitled to cast, as the same may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Vote Multiple." In the event the Company shall, at any time after the issuance of any share or fraction of a share of Series B Preferred Stock, declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Vote Multiple thereafter applicable to the determination of the number of votes per share to which holders of shares of Series B Preferred Stock shall be entitled after such event shall be the Vote Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (b) Except as otherwise provided herein, in the Restated Articles of Incorporation, in the By-laws or as otherwise provided by law, the holders of shares of Series B Preferred Stock, the holders of shares of Series A Participating Preferred Stock, par value $1.00 per share, of the Company (the "Series A Preferred Stock"), if any, and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Company.

          (c) Except as otherwise required by the Restated Articles of Incorporation or the By-laws or set forth in this paragraph 3 or in paragraph 14 or as otherwise provided by law, holders of Series B Preferred Stock shall have no other special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for the taking of any corporate action.

          4. CONVERSION. The shares of Series B Preferred Stock shall be convertible as follows:

          (a) Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Company or any transfer agent for the Series B Preferred Stock. Subject to the provisions for adjustment hereinafter set forth, each share of Series B Preferred Stock shall be convertible into 1000 shares of Common Stock. The number of shares of Common Stock into which each share of Series B Preferred Stock may be converted is hereinafter referred to as the "Conversion Rate." In the event the Company shall, at any time after the issuance of any share or fraction of a share of Series B Preferred Stock, declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Conversion Rate thereafter applicable shall be the Conversion Rate applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (b) If the Merger Agreement (as hereinafter defined) is terminated in accordance with its terms, all outstanding shares of Series B Preferred Stock shall, at the option of the Company, be mandatorily converted into shares of Common Stock at the Conversion Rate applicable immediately prior to such termination.

          (c) No fractional shares of Common Stock shall be issued upon conversion of the Series B Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the then Fair Market Value per share of the Common Stock. For such purpose, all shares of Series B Preferred Stock held by each holder shall be aggregated, and any resulting fractional share of Common Stock shall be paid in cash. Before any holder of shares of Series B Preferred Stock shall be entitled to convert the same into full shares of Common Stock, and to receive certificates therefor, the holder shall surrender the certificate or certificates representing the shares of Series B Preferred Stock, duly endorsed, at the office of the Company or of any transfer agent for the Series B Preferred Stock, and shall give written notice to the Company at such office that such holder elects to convert the same; provided, however, that in connection with a conversion pursuant to paragraph 4(b) above, the conversion shall be deemed effective immediately upon the Company's election thereunder.

          The Company shall, as soon as practicable after such delivery, issue and deliver at such office to such holder of Series B Preferred Stock a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled and a check payable to such holder in the amount of any cash amount payable as the result of a conversion into fractional shares of Common Stock, plus any declared and unpaid dividends on the converted Series B Preferred Stock. Subject to the proviso in the last sentence of the immediately preceding paragraph, such conversion shall be deemed to have been made immediately prior to the close of business on the date of receipt of such surrender of the shares of Series B Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

          (d) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series B Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B Preferred Stock.

          (e) Any notice required by the provisions of this Section 4 to be given to the holders of shares of Series B Preferred Stock or to the Company shall be given via facsimile transmission or via certified or registered U.S. mail or via private overnight delivery service, if to the holder, at (615) 316-6570 or such holder's address appearing on the books of the Company, and if to the Company, at (212) 597-4031 or 51 West 52nd Street, New York, NY 10019, attention General Counsel, or such other facsimile number or address as the holder or the Company shall notify the other of in accordance with the notice provisions set forth in this paragraph 4(e). Notice shall be deemed to have been given on the date of facsimile transmission (if the notice is faxed) or five days after mailing (if the notice is mailed) or the day after the notice is given to the delivery service (if sent by overnight courier).

          5. CERTAIN RESTRICTIONS.

          (a) Whenever Dividends are in arrears or the Company shall be in default on payment thereof, thereafter and until all accrued and unpaid Dividends, whether or not declared, on shares of Series B Preferred Stock outstanding shall have been paid or set irrevocably aside for payment in full, and in addition to any and all other rights which any holder of shares of Series B Preferred Stock may have in such circumstances, the Company shall not:

                   (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock;

                  (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity as to dividends with the Series B Preferred Stock, unless dividends are paid ratably on the Series B Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled if the full dividends accrued thereon were to be paid;

                 (iii) except as permitted by subparagraph (iv) of this paragraph 5(a), redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Company ranking junior (both as to dividends and upon liquidation, dissolution or winding up) to the Series B Preferred Stock; or

                  (iv) purchase or otherwise acquire for consideration any shares of Series B Preferred Stock, or any shares of stock ranking on a parity with the Series B Preferred Stock (either as to dividends or upon liquidation, dissolution or winding up) except as permitted by subparagraph (iii) of this paragraph 5(a) or in accordance with a purchase offer made to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (b) The Company shall not permit any Subsidiary (as hereinafter defined) of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under subparagraph
(a) of this paragraph 5, purchase or otherwise acquire such shares at such time and in such manner. A "Subsidiary" of the Company shall mean any corporation or other entity of which securities or other ownership interests entitled to cast at least a majority of the votes that would be entitled to be cast in an election of the board of directors of such corporation or other entity or other persons performing similar functions are beneficially owned, directly or indirectly, by the Company or by any corporation or other entity that is otherwise controlled by the Company.

          (c) The Company shall not issue any shares of Series B Preferred Stock except pursuant to the Agreement and Plan of Merger dated as of April 9, 1999, as it may be amended from time to time, among Gaylord Entertainment Company, Gaylord Television Company, Gaylord Communications, Inc., the Company, CBS Dallas Ventures, Inc. and CBS Dallas Media, Inc., a copy of which is on file with the Secretary of the Company at its principal executive offices and shall be made available to holders of Series B Preferred Stock without charge upon written request therefor addressed to the Secretary of the Company at the address set forth in paragraph 4(e) above. Notwithstanding the foregoing sentence, nothing contained in the provisions of this Article FIFTH
(F) shall prohibit or restrict the Company from issuing for any purpose any series of Preferred Stock with rights and privileges similar to, different from, or greater than, those of the Series B Preferred Stock or, subject to the limitations set forth in paragraph 14, from creating other securities senior to, junior to or on a parity with the Series B Preferred Stock.

          6. REACQUIRED SHARES. Any shares of Series B Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares upon their retirement and cancelation shall become authorized but unissued shares of Preferred Stock, without designation as to series, and such shares may be redesignated and reissued as part of any series of Preferred Stock.

          7. LIQUIDATION, DISSOLUTION OR WINDING UP; FAIR VALUE FOR PURPOSES OF PENNSYLVANIA ANTI-TAKEOVER STATUTE.

          (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, no distribution shall be made (i) to the holders of shares of stock ranking junior (upon liquidation, dissolution or winding up) to the Series B Preferred Stock unless the holders of shares of Series B Preferred Stock outstanding shall have received out of the assets of the Company available for distribution to its shareholders after payment or provision for payment of any securities ranking senior to the Series B Preferred Stock, for each share of Series B Preferred Stock, subject to adjustment as hereinafter provided, (A) $1.00 plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment or, (B) if greater than the amount specified in clause (i)(A) of this sentence, an amount equal to 1000 times the aggregate amount to be distributed per share to holders of Common Stock, as the same may be adjusted as hereinafter provided, and (ii) to the holders of stock ranking on a parity upon liquidation, dissolution or winding up with the Series B Preferred Stock, unless simultaneously therewith distributions are made ratably on the Series B Preferred Stock and all other shares of such parity stock in proportion to the total amounts to which the holders of shares of Series B Preferred Stock are entitled under clause (i)(A) of this sentence and to which the holders of such parity shares are entitled, in each case upon such liquidation, dissolution or winding up. The amount to which holders of Series B Preferred Stock may be entitled upon liquidation, dissolution or winding up of the Company pursuant to clause (i)(B) of the foregoing sentence is hereinafter referred to as the "Participation Liquidation Amount" and the multiple of the amount to be distributed to holders of shares of Common Stock upon the liquidation, dissolution or winding up of the Company applicable pursuant to said clause to the determination of the Participating Liquidation Amount, as said multiple may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Liquidation Multiple". In the event the Company shall, at any time after the issuance of any share or fraction of a share of Series B Preferred Stock, declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the

Liquidation Multiple thereafter applicable to the determination of the Participating Liquidation Amount to which holders of Series B Preferred Stock shall be entitled after such event shall be the Liquidation Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. Except as provided in this paragraph 7(a), holders of Series B Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the Company.

          (b) For the purposes of this paragraph 7, none of the following shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Company:

                   (i) the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company;

                  (ii) the consolidation or merger of the Company with or into one or more other corporations or other associations;

                 (iii) the consolidation or merger of one or more corporations or other associations with or into the Company;

                  (iv) the participation by the Company in a share exchange;

                   (v) the division of the Company pursuant to Sections 1951 through 1957 of the Pennsylvania Business Corporation Law (the "Pennsylvania BCL"); or

                  (vi) the conversion of the Company pursuant to Sections 1961 through 1966 of the Pennsylvania BCL.

          (c) Notwithstanding anything to the contrary in this Article FIFTH
(F), in case any Controlling Person or Group (as defined from time to time in Section 2543 of the Pennsylvania BCL) shall be required to purchase any shares of Series B Preferred Stock pursuant to Sections 2541 through 2548 of the Pennsylvania BCL, as in effect from time to time, the amount that is determined to represent the "fair value" (as that term is used in Section 2542 of the

Pennsylvania BCL) of such shares shall be an amount per share equal to the Liquidation Multiple then in effect times the aggregate amount per share that such Controlling Person or Group is required to pay to purchase any share of Common Stock pursuant to such Sections 2541 through 2548 of the Pennsylvania BCL.

          8. CERTAIN RECLASSIFICATIONS AND OTHER EVENTS.

          (a) In the event that holders of shares of Common Stock receive, after the issuance of any share or fraction of a share of Series B Preferred Stock, in respect of their shares of Common Stock any share of capital stock of the Company (other than any share of Common Stock), whether by way of reclassification, recapitalization, reorganization, dividend or other distribution or otherwise (a "Transaction"), then, and in each such event, the dividend rights, voting rights, conversion rights and rights upon the liquidation, dissolution or winding up of the Company of the shares of Series B Preferred Stock shall be adjusted so that after such Transaction the holders of Series B Preferred Stock shall be entitled, in respect of each share of Series B Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such adjustment, (i) to such additional dividends as equal the Dividend Multiple in effect immediately prior to such Transaction multiplied by the additional dividends which the holder of a share of Common Stock shall be entitled to receive by virtue of the receipt in the Transaction of such capital stock, (ii) to such additional voting rights as equal the Vote Multiple in effect immediately prior to such Transaction multiplied by the additional voting rights to which the holder of a share of Common Stock shall be entitled by virtue of the receipt in the Transaction of such capital stock, (iii) upon surrender of shares of Series B Preferred Stock for conversion, to the aggregate number and kind of shares of capital stock of the Company which, if such shares of Series B Preferred Stock had been converted immediately prior to such Transaction, such holder would have been entitled to receive by virtue of such Transaction and (iv) to such additional distributions upon liquidation, dissolution or winding up of the Company as equal the Liquidation Multiple in effect immediately prior to such Transaction multiplied by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Company by virtue of the receipt in the Transaction of such capital stock, as the case may be, all as provided by the terms of such capital stock.

          (b) In the event that holders of shares of Common Stock receive, after the issuance of any share or fraction of a share of Series B Preferred Stock, in respect of their shares of Common Stock any right or warrant to purchase Common Stock (including as such a right, for all purposes of this paragraph 8(b), any security convertible into or exchangeable for Common Stock) at a purchase price per share less than the Fair Market Value of a share of Common Stock on the date of issuance of such right or warrant, then and in each such event the dividend rights, voting rights, conversion rights and rights upon the liquidation, dissolution or winding up of the Company of the shares of Series B Preferred Stock shall each be adjusted so that after such event the Dividend Multiple, the Vote Multiple, the Conversion Rate and the Liquidation Multiple shall each be the product of the Dividend Multiple, the Vote Multiple, the Conversion Rate and the Liquidation Multiple, as the case may be, in effect immediately prior to such event multiplied by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock which could be acquired upon exercise in full of all such rights or warrants and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased, at the Fair Market Value of the Common Stock at the time of such issuance, by the maximum aggregate consideration payable upon exercise in full of all such rights or warrants.

          (c) In the event that holders of shares of Common Stock of the Company receive, after the issuance of any share or fraction of a share of Series B Preferred Stock, in respect of their shares of Common Stock any right or warrant to purchase capital stock of the Company (other than shares of Common Stock), including as such a right, for all purposes of this paragraph 8(c), any security convertible into or exchangeable for capital stock of the Company (other than Common Stock) but excluding, for all purposes of this paragraph 8(c), any rights issuable under the Company's Rights Agreement dated as of December 28, 1995, with First Chicago Trust Company of New York, as it may be amended from time to time, at a purchase price per share less than the Fair Market Value of a share of such capital stock on the date of issuance of such right or warrant, then and in each such event the dividend rights, voting rights, conversion rights and rights upon liquidation, dissolution or winding up of the Company of the shares of Series B Preferred Stock shall each be adjusted so that after such event each holder of a share of Series B Preferred Stock shall be entitled, in respect of each share of Series B Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such event, to receive (i) such additional dividends as equal the Dividend Multiple in effect immediately prior to such event multiplied, first, by the additional dividends to which the holder of a share of Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise, and multiplied again by the Discount Fraction (as hereinafter defined), (ii) such additional voting rights as equal the Vote Multiple in effect immediately prior to such event multiplied, first, by the additional voting rights to which the holder of a share of Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise, and multiplied again by the Discount Fraction, (iii) such additional conversion rights as equal the Conversion Rate in effect immediately prior to such event multiplied by a fraction the numerator of which shall be the Fair Market Value per share of Common Stock on the date of such event less the Fair Market Value of the portion of the right or warrant so distributed applicable to one share of Common Stock and the denominator of which shall be the Fair Market Value per share of Common Stock on the date of such event and (iv) such additional distributions upon liquidation, dissolution or winding up of the Company as equal the Liquidation Multiple in effect immediately prior to such event multiplied, first, by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Company upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise, and multiplied again by the Discount Fraction. For purposes of this paragraph, the "Discount Fraction" shall be a fraction the numerator of which shall be the difference between the Fair Market Value of a share of the capital stock subject to a right or warrant distributed to holders of shares of Common Stock of the Company as contemplated by this paragraph 8(c) immediately after the distribution thereof and the purchase price per share for such share of capital stock pursuant to such right or warrant and the denominator of which shall be the Fair Market Value of a share of such capital stock immediately after the distribution of such right or warrant.

          (d) For purposes of this Article FIFTH (F), the "Fair Market Value" of a share of capital stock of the Company (including a share of Common Stock) on any date shall be deemed to be the average of the daily closing price per share thereof over the 15 consecutive Trading Days (as hereinafter defined) immediately prior to such date; provided, however, that in the event the Fair Market Value of any such share of capital stock is determined during a period which includes any date that is within 15 Trading Days after (i) the ex-dividend date for a dividend or distribution on stock payable in shares of such stock or securities convertible into shares of such stock, or (ii) the effective date of any subdivision, split, combination, consolidation, reverse stock split or reclassification of such capital stock or division of the Company pursuant to Sections 1951 through 1957 of the Pennsylvania BCL, then, and in each such case, the Fair Market Value shall be appropriately adjusted by the Board of Directors of the Company to take into account ex-dividend or post-effective date trading. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way (in either case, as reported in the applicable transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange), or, if the shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the applicable transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares are listed or admitted to trading or, if the shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by The Nasdaq Stock Market or such other system then in use, or if on any such date the shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares selected by the Board of Directors of the Company. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares are listed or admitted to trading is open for the transaction of business or, if the shares are not listed or admitted to trading on any national securities exchange, on which the New York Stock Exchange or such other national securities exchange as may be selected by the Board of Directors of the Company is open. If the shares are not publicly held or not so listed or traded on any day within the 15 Trading Day period applicable to the determination of Fair Market Value thereof as aforesaid, "Fair Market Value" shall mean the fair market value thereof per share as determined in good faith by the Board of Directors of the Company. In either case referred to in the foregoing sentence, the determination of Fair Market Value shall be described in a statement filed with the Secretary of the Company.

          9. CONSOLIDATION, MERGER, ETC. In case the Company shall enter into any consolidation, merger, division, share exchange, combination, sale of all or substantially all of the Company's assets, or other transaction in which the shares of Common Stock are exchanged for or changed into other securities, cash and/or any other property, then in any such case each outstanding share of Series B Preferred Stock shall at the same time be similarly exchanged for or changed into the aggregate amount of securities, cash and/or other property (payable in like kind), as the case may be, for which or into which each share of Common Stock is changed or exchanged multiplied by the highest of the Vote Multiple, the Dividend Multiple, the Conversion Rate or the Liquidation Multiple in effect immediately prior to such event; provided, however, that no fractional share or scrip representing fractional shares of any other securities shall be issued; provided further, however, that upon consummation of the merger contemplated in the Amended and Restated Agreement and Plan of Merger dated as of October 8, 1999, as it may be amended from time to time (the "Merger Agreement"), between the Company and Viacom Inc. ("Viacom"), each outstanding share of Series B Preferred Stock shall be converted into the aggregate number of shares of Series C Preferred Stock, par value $.01 per share, of Viacom Inc. (the "Viacom Preferred Stock") into which each share of Series B Preferred Stock is convertible pursuant to the Merger Agreement, and each share of Viacom Preferred Stock shall have substantially identical preferences, limitations and special rights as the Series B Preferred Stock except that such Viacom Preferred Stock shall, subject to adjustment (i) be convertible at any time into 1,000 shares of non-voting Class B Common Stock, par value $.01 per share, of Viacom (the "Viacom Class B Stock") and (ii) possess the voting power of 100 shares of Class A Common Stock, par value $.01 per share, of Viacom. Instead of any fractional interest in a share of such other securities which would otherwise be deliverable pursuant to this paragraph 9, the Company will pay to the holder thereof an amount in cash (computed to the nearest cent) equal to the same fraction of the Fair Market Value of a share of such other security or such other amount as may be set forth in the Merger Agreement.

          10. EFFECTIVE TIME OF ADJUSTMENTS.

          (a) Adjustments to the Series B Preferred Stock required by the provisions hereof shall be effective as of the time at which the event requiring such adjustments occurs.

          (b) The Company shall give prompt written notice to each holder of a share of outstanding Series B Preferred Stock of the effect of any adjustment to the voting rights, dividend rights, conversion rights or rights upon liquidation, dissolution or winding up of the Company of such shares required by the provisions hereof. Notwithstanding the foregoing sentence, the failure of the Company to give such notice shall not affect the validity or the force or effect of, or the requirement for, such adjustment.

          11. NO REDEMPTION. The shares of Series B Preferred Stock shall not be redeemable at the option of the Company or any holder thereof.
Notwithstanding the foregoing sentence of this paragraph 11, the Company may acquire shares of Series B Preferred Stock in any other manner permitted by law, the provisions hereof or the Restated Articles of Incorporation.

          12. RANKING. The Series B Preferred Stock shall rank senior to the Common Stock, pari passu with the Series A Preferred Stock (except with respect to Preferential Dividends, in which case the Series B Preferred Stock shall rank junior to the Series A Preferred Stock) and, unless otherwise provided in a Statement with Respect to Shares or an amendment to the Restated Articles of Incorporation relating to the determination of a subsequent series of Preferred Stock, the Series B Preferred Stock shall rank junior to all other series of Preferred Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up.

          13. LIMITATIONS. Except as may otherwise be required by law, the shares of Series B Preferred Stock shall not have any powers, preferences or relative, participating, optional or other special rights other than those specifically set forth in this Article FIFTH (F) (as such may be amended from time to time) or otherwise in the Restated Articles of Incorporation.

          14. AMENDMENT. So long as any shares of the Series B Preferred Stock are outstanding, the Company shall not amend this Article FIFTH (F) or the Restated Articles of Incorporation in any manner which would alter or change the rights, preferences or limitations cf the Series B Preferred Stock so as to affect such rights, preferences or limitations in any material respect prejudicial to the holders of the Series B Preferred Stock without, in addition to any other vote of shareholders required by law, the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock, voting together as a single class either in writing or by resolution adopted at an annual or special meeting called for the purpose; provided, however, that the creation of another series of Preferred Stock ranking senior to or on a parity with the Series B Preferred Stock as to the payment of dividends or the distribution of assets on liquidation, dissolution or winding up shall not be deemed to be prejudicial to the holders of the Series B Preferred Stock for the purposes of this paragraph 14.